ARMOUR RESIDENTIAL REIT, INC. THIRD QUARTER WEBCAST SCHEDULED FOR OCTOBER 30, 2014

VERO BEACH, Fla. - October 28, 2014 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering third quarter 2014 operating results on Thursday, October 30, 2014. The Company will issue its third quarter 2014 earnings release after the close of trading on Wednesday, October 29, 2014.

The live broadcast will be available online at http://www.videonewswire.com/event.asp?id=100813, on October 30, 2014, beginning at 9:00 a.m. (Eastern Time). The online replay will be available on the Company’s website http://www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340